UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2016

TetraLogic Pharmaceuticals Corporation
(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Phoenixville Pike
Malvern, PA 19355
(610) 889-9900
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05     Costs Associated with Exit of Disposal Activities

On January 19, 2016, the Board of Directors of TetraLogic Pharmaceuticals Corporation (“TetraLogic”) authorized the implementation of a 19 person reduction in staff.  After the reduction, TetraLogic will have 10 remaining employees.  TetraLogic anticipates that the actions associated with the reductions will be completed during February 2016.

As a result of the reductions, TetraLogic expects to record a one-time restructuring charge of approximately $2.2 million in the first quarter of fiscal 2016, which may increase later in the year, depending on potential facility-related charges and other write-downs that have not yet been finalized. The restructuring charge is associated with the payment of one-time termination benefits that TetraLogic expects to pay out in cash, of which $600,000 will be paid during the first quarter of fiscal 2016 and the remainder over a period of 18 months beginning April 2016. These termination benefits consist of a severance payment equal to 3 months’ salary or, in the case of certain senior executives, pursuant to the provisions of their employment agreements, and outplacement assistance.. Payment of these termination benefits is contingent on the affected employee entering into a separation agreement with TetraLogic containing a general release of claims against TetraLogic.

TetraLogic’s estimated restructuring charge is based on a number of assumptions. Actual results may differ materially and additional charges not currently expected may be incurred in connection with or as a result of the reductions.

 Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the reduction of the Company’s workforce as described above, on January 20, 2016, TetraLogic notified Dr. G. Glenn Begley, the Company’s Chief Scientific Officer, and Dr. Lesley Russell, the Company’s Chief Operating Officer, of the termination of their employment to be effective April 19, 2016, in accordance with the notice requirements of their respective employment agreements with TetraLogic. In connection with the termination of Drs. Begley and Russell, TetraLogic expects to enter into a separation agreement with each of Drs. Begley and Russell. The separation agreements will provide that Drs. Begley and Russell will receive severance benefits consistent with what has previously been disclosed in the TetraLogic’s Definitive Proxy Statement on Schedule 14A that TetraLogic filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 9, 2015.

The description of the separation agreements contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreement. Upon entering into the separation agreements, a Current Report on Form 8-K/A will be filed by TetraLogic to disclose the material terms and conditions of the separation agreements and the separation agreements will be filed as exhibits to such Form 8-K/A.

Forward Looking Statements

Some of the statements in this Current Report on Form 8-K are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements relate to future events or TetraLogic’s reduction in staff, plans and prospects.  Although TetraLogic believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements.  TetraLogic has attempted to identify forward looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.  These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 26, 2015 and in our Form 10-Q filed with the SEC on May 14, 2015.  Any forward looking statements contained in this Current Report on Form 8-K speak only as of its date.  We undertake no obligation to update any forward-looking statements contained in this Current Report on Form 8-K to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2016	TetraLogic Pharmaceuticals Corporation

	By:	/s/ Richard L. Sherman
Name: Richard L. Sherman
Title: Senior Vice President, Strategic Transactions, General Counsel and Secretary